Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 MEF of our report dated April 16, 2021 (June 21, 2021, as to effects of the reverse stock split discussed in Note 1), relating to the financial statements of Graphite Bio, Inc. included in Registration Statement No. 333-256838 on Form S-1 of Graphite Bio, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  Deloitte & Touche LLP

San Francisco, California

June 24, 2021